AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

of

EVERGREEN MONEY MARKET TRUST

a Delaware Statutory Trust

Principal Place of Business:

200 Berkeley Street
Boston, Massachusetts 02116

Agent for Service of
Process in Delaware:

Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

                                                 TABLE OF CONTENTS

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

ARTICLE I	Name and Definitions	1

1.		Name	1
2.		Definitions	1
	(a)	By-Laws	1
	(b)	Certificate of Trust	1
	(c)	Class	1
	(d)	Commission	1
	(e)	Declaration of Trust	1
	(f)	Delaware Act	2
	(g)	Interested Person	2
	(h)	Adviser(s)	2
	(i)	1940 Act	2
	(j)	Person	2
	(k)	Principal Underwriter	2
	(l)	Series	2
	(m)	Shareholder	2
	(n)	Shares	2
	(o)	Trust	2
	(p)	Trust Property	2
	(q)	Trustees	2

ARTICLE II	Purpose of Trust	3

ARTICLE III	Shares	3

1.		Division of Beneficial Interest	3
2.		Ownership of Shares	4
3.		Transfer of Shares	4
4.		Investments in the Trust	4
5.		Status of Shares and Limitation of Personal Liability	4
6.		Establishment, Designation, Abolition or Termination, etc. of Series or Class
	(a)	Assets Held with Respect to a Particular Series	5
	(b)	Liabilities Held with Respect to a Particular Series	6
	(c)	Dividends, Distributions, Redemptions, and Repurchases	6
	(d)	Equality	6
	(e)	Fractions	7
	(f)	Exchange Privilege	7
	(g)	Combination of Series	7

ARTICLE IV	Trustees	7

1.	Number, Election, and Tenure	7
2.	Effect of Death, Resignation, etc. of a Trustee	8
3.	Powers	8
4.	Payment of Expenses by the Trust	12
5.	Payment of Expenses by Shareholders	12
6.	Ownership of Assets of the Trust	12
7.	Service Contracts	13
8.	Trustees and Officers as Shareholders	14
9.	Compensation	14

ARTICLE V	Shareholders’ Voting Powers and Meetings	14

1.	Voting Powers, Meetings, Notice and Record Dates	14
2.	Quorum and Required Vote	15
3.	Record Dates	15
4.	Additional Provisions	15

ARTICLE VI	Net Asset Value, Distributions and Redemptions	15

1.	Determination of Net Asset Value, Net Income and Distributions	15
2.	Redemptions and Repurchases	15

ARTICLE VII	Limitation of Liability; Indemnification	17

1.	Trustees, Shareholders, etc. Not Personally Liable; Notice	17
2.	Trustees’ Good Faith Action; Expert Advice; No Bond or Surety	17
3.	Indemnification of Shareholders	18
4.	Indemnification of Trustees, Officers, etc	18
5.	Compromise Payment	19
6.	Indemnification Not Exclusive, etc	19
7.	Liability of Third Persons Dealing with Trustees	19
8.	Insurance	19

ARTICLE VIII	Miscellaneous	20

1.	Termination of the Trust or Any Series or Class	20
2.	Reorganization	20
3.	Amendments	21
4.	Filing of Copies; References; Headings	21
5.	Applicable Law	22
6.	Provisions in Conflict with Law or Regulations	22
7.	Statutory Trust Only	23

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

EVERGREEN MONEY MARKET TRUST

      THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

      NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares of this Trust.

ARTICLE I

Name and Definitions

Section 1.         Name.  This Trust shall be known as Evergreen Money Market Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.         Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)        “Adviser(s)” means a party or parties furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 6(a) hereof;

(b)        “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(c)        “Certificate of Trust” means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(d)        “Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

(e)        “Commission” shall have the meaning given such term in the 1940 Act;

(f)         “Declaration of Trust” means this Agreement and Declaration of Trust, as amended or restated from time to time;

(g)        “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq., as amended from time to time;

(h)        “Interested Person” shall have the  meaning  given it in Section 2(a)(19) of the 1940 Act;

(i)         “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

(j)         “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities,  and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(k)        “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(l)         “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof; and where the context requires or where appropriate, shall be deemed to include “Class” or “Classes”;

(m)       “Shareholder” means a record owner of outstanding Shares;

(n)        “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(o)        “Trust” means the Delaware Statutory Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(p)        “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

(q)        “Trustees” means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine.  The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

ARTICLE III

Shares

Section 1.         Division of Beneficial Interest.  The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into Classes.  Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number  (including  fractional  Shares) to such Persons and for such amount and type of consideration, including cash or securities, subject to any restriction set forth in the By-Laws, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting  powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified  property or obligations of the Trust or  profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof; (vi) to change the name of any Series or Class  thereof; (vii) to abolish or terminate any one or more Series or Classes thereof; (viii) to refuse to issue Shares to any Person or class of Persons; and (ix) to take such other action with respect to the Shares as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series and upon redemption of the Shares of any Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.  Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional  Shares or other securities issued by the Trust.

Section  2.        Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the Issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each  Series or Class of the Trust held from time to time by each Shareholder.

Section 3.         Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery, and subject to any further  requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust.  Until a transfer is so recorded, the holder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4.         Investments in the Trust. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

Section  5.        Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof.  The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of such Shareholder under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series.  Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 6.         Establishment, Designation, Abolition or Termination etc. of Series or Class.  The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The abolition or termination of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that abolishes or terminates such Series or Class.

Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(a)        Assets Held with Respect to a Particular  Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separate with respect to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without limitation) any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series  (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

(b)        Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class.  Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class.  Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.  Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series.  Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the Certificate of Trust and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

(c)        Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article Vl, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such  Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)        Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.  With respect to any Class of a Series, each such Class shall represent interests in the assets held with respect to that Series and shall have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(e)        Fractions. Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(f)         Exchange  Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

(g)        Combination  of Series. The Trustees shall have the  authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

ARTICLE IV

Trustees

            Section 1.         Number, Election and Tenure.  The number of Trustees shall initially be 12, who shall be Laurence B. Ashkin, Charles A. Austin, III, K. Dun Gifford, James S. Howell, Leroy Keith, Jr., Gerald M. McDonnell, Thomas L. McVerry, David M. Richardson, Russell A. Salton, III, Michael S. Scofield, Richard J. Shima, and William W. Pettit (each, an “Initial Trustee”). Thereafter, the number of Trustees shall at all times be at least one and no more than such number as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Additional Trustees (each, a “New Trustee”) may be appointed by the Trustees to fill any vacancy, subject to the requirements of the 1940 Act, or may be elected by Shareholders at any meeting of Shareholders called by the Trustees for that purpose. Each Initial Trustee shall serve during the lifetime of the Trust pr until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Each New Trustee shall serve for an initial term of three years, and, if thereafter re-appointed by at least two-thirds of the number of the Trustees then holding office or elected by Shareholders at any meeting of Shareholders called by the Trustees for that purpose, shall serve during the lifetime of the Trust or, in either case, until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankruptor incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner; until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.  In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.  Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust.

Section 2.         Effect of Death., Resignation. etc. of a Trustee. The death, declination to serve, resignation,  retirement,  removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created  pursuant to the terms of this Declaration of Trust. Whenever  there shall be fewer than the  designated  number of  Trustees,  until additional  Trustees are elected or  appointed  as provided  herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless  of their number,  shall have all the powers  granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of  Trust.  As  conclusive  evidence  of  such  vacancy,  a  written  instrument certifying  the  existence  of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death,  declination, resignation,  retirement, removal, or incapacity of all the then Trustees within a short  period of time and  without  the  opportunity  for at least one Trustee being able to appoint  additional  Trustees to replace those no longer  serving, the Trust’s  Adviser(s)  are  empowered to appoint new  Trustees  subject to the provisions of the 1940 Act.

Section 3.         Powers.  Subject to the  provisions of this  Declaration  of Trust,  the  business  of the Trust  shall be managed by the  Trustees,  and the Trustees  shall  have all  powers  necessary  or  convenient  to carry  out that responsibility  including  the power to engage in  transactions  of all kinds on behalf of the Trust as described in this Declaration of Trust.  Without limiting the  foregoing,  the Trustees  may:  adopt  By-Laws not  inconsistent  with this Declaration  of Trust  providing for the  management of the affairs of the Trust and may amend and repeal  such  By-Laws to the extent  that such  By-Laws do not reserve  that  right to the  Shareholders;  enlarge  or  reduce  the  number  of Trustees;  remove  any  Trustee  with or  without  cause at any time by  written instrument signed by at least two-thirds of the number of Trustees prior to such removal,  specifying the date when such removal shall become effective, and fill vacancies  caused by enlargement  of their number or by the death,  resignation, retirement  or removal of a Trustee;  elect and remove,  with or without  cause, such  officers  and  appoint  and   terminate   such  agents  as  they  consider appropriate;  appoint from their own number and  establish  and terminate one or more  committees,  consisting  of two or more  Trustees,  that may  exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;  employ  one or more  custodians  of the  assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central  handling of securities or with a  Federal  Reserve  Bank;  employ an  administrator  for the Trust and may authorize such administrator to employ  subadministrators;  employ an investment adviser or investment  advisers to the Trust and may authorize  such Advisers to employ subadvisers; retain a transfer agent or a shareholder servicing agent, or both;  provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;  redeem,  repurchase and  transfer  Shares  pursuant  to  applicable  law;  set record  dates for the determination of Shareholders  with respect to various matters;  declare and pay dividends and  distributions  to  Shareholders of each Series from the assets of such Series;  and in general delegate such authority as they consider  desirable to any officer of the Trust,  to any  committee of the Trustees and to any agent or  employee  of the Trust or to any such  custodian,  transfer  or  shareholder servicing agent, or Principal  Underwriter.  Any  determination as to what is in the  interests  of the  Trust  made by the  Trustees  in  good  faith  shall  be conclusive.  In construing  the  provisions of this  Declaration  of Trust,  the presumption  shall be in favor  of a grant  of  power  to the  Trustees.  Unless otherwise  specified  herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees  present  at a meeting of  Trustees  at which a quorum of  Trustees  is present, within or without the State of Delaware.

Without  limiting the foregoing,  the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)        To invest  and  reinvest  cash,  to hold cash  uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds,   debentures,   stocks,   negotiable   or   non-negotiable   instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial  papers,  repurchase  agreements,  bankers’  acceptances,  and  other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation,  states, territories,  and possessions of the United  States and the District of Columbia and any  political  subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political subdivision of the United States  Government or any foreign  government,  or any international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in “when issued” contracts for any such  securities,  to change the investments of the assets of the Trust; and to exercise any and all rights,  powers, and privileges of ownership or interest in  respect  of any and all  such  investments  of every  kind and  description, including,  without  limitation,  the right to consent  and  otherwise  act with respect thereto,  with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)        To sell, exchange, lend, pledge, mortgage,  hypothecate,  lease, or write  options  (including,  options on futures  contracts)  with  respect to or otherwise  deal in any property  rights  relating to any or all of the assets of the Trust or any Series;

(c)        To vote or give assent,  or exercise any rights of ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

(d)        To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e)        To hold any  security  or  property  in a form not  indicating  any trust,  whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a custodian or  subcustodian  or a nominee or nominees or otherwise;

(f)         To consent to or  participate  in any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

(g)        To join with other security  holders in acting through a committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to  pay,  such  portion  of the  expenses  and  compensation  of  such committee, depositary or trustee as the Trustees shall deem proper;

(h)        To compromise,  arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy,  including,  but not limited to, claims for taxes;

(i)         To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

(j)         To  borrow  funds  or  other  property  in the  name  of the  Trust exclusively  for Trust  purposes and in  connection  therewith to issue notes or other evidences of  indebtedness;  and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(k)        To  endorse  or  guarantee  the  payment  of  any  notes  or  other obligations  of any Person;  to make  contracts  of guaranty or  suretyship,  or otherwise assume  liability for payment thereof;  and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(l)         To  purchase  and pay  for  entirely  out of  Trust  Property  such insurance as the Trustees may deem necessary or  appropriate  for the conduct of the business,  including,  without  limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio investments,   and  insurance  polices  insuring  the  Shareholders,    Trustees, officers,  employees,  agents, investment advisers,  principal underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature  arising by reason of holding,  being or having held any such  office or  position,  or by reason of any action  alleged to have been taken or  omitted  by any such  Person as  Trustee,  officer,  employee,  agent, investment adviser, principal underwriter, or independent contractor,  including any action taken or omitted that may be  determined  to  constitute  negligence, whether or not the Trust would have the power to indemnify  such Person  against liability;

(m)       To adopt,  establish and carry out pension,  profit-sharing,  share bonus,  share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n) To operate as and carry out the business of an investment  company, and exercise  all the powers  necessary  or  appropriate  to the conduct of such operations;

(o)        To enter into contracts of any kind and description;

(p)        To  employ  as  custodian  of any  assets  of the Trust one or more banks,  trust  companies or companies that are members of a national  securities exchange or such other  entities as the  Commission  may permit as custodians of the Trust,  subject to any conditions set forth in this  Declaration of Trust or in the By-Laws;

(q) To employ auditors,  counsel or other agents of the Trust,  subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(r)        To interpret the investment policies,  practices, or limitations of any Series or Class;

(s)        To establish  separate and distinct Series with separately  defined investment  objectives and policies and distinct investment  purposes,  and with  separate  Shares  representing  beneficial  interests  in  such  Series,  and to establish  separate  Classes,  all in accordance  with the provisions of Article III;

(t)         To the full  extent  permitted  by the  Delaware  Act,  to allocate assets,  liabilities and expenses of the Trust to a particular  Series and Class or to  apportion  the same  between  or among  two or more  Series  or  Classes, provided that any  liabilities  or expenses  incurred by a particular  Series or Class  shall be payable  solely out of the assets  belonging  to that  Series or Class as provided for in Article III;

(u)        To invest  all of the  assets of the  Trust,  or any  Series or any Class thereof in a single investment company;

(v)        Subject  to the 1940 Act,  to engage  in any other  lawful  act or activity in which a statutory trust organized under the Delaware Act may engage.

The Trust shall not be limited to  investing  in  obligations  maturing before the possible  termination of the Trust or one or more of its Series.  The Trust  shall not in any way be bound or limited by any  present or future law or custom in regard to investment by  fiduciaries.  The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.         Payment  of  Expenses  by  the  Trust.  The  Trustees  are authorized  to pay or cause to be paid out of the  principal  or  income  of the Trust,  or partly out of the  principal  and partly out of income,  as they deem fair, all expenses,  fees, charges, taxes and liabilities incurred or arising in connection  with  the  Trust,  or in  connection  with the  management  thereof, including,  but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent  contractors and such other expenses and  charges  as the  Trustees  may deem  necessary  or proper  to incur,  which expenses,  fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

Section 5.         Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine,  to cause each  Shareholder,  or each  Shareholder  of any  particular  Series,  to pay  directly,  in advance or arrears,  expenses  of the Trust as  described  in Section 4 of this  Article IV (“Expenses”),  in an amount fixed from time to time by the Trustees,  by setting off such Expenses due from such  Shareholder  from declared but unpaid dividends owed such Shareholder  and/or by reducing the number of Shares in the account of such  Shareholder  by  that  number  of  full  and/or  fractional  Shares  which represents the  outstanding  amount of such Expenses due from such  Shareholder, provided that the direct payment of such Expenses by  Shareholders  is permitted under applicable law.

Section 6.         Ownership of Assets of the Trust. Title to all of the assets of the Trust  shall at all times be  considered  as vested in the Trust,  except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees,  or in the name of the Trust,  or in the name of any other  Person  as  nominee,  on such  terms as the Trustees  may  determine.  The right,  title and interest of the Trustees in the Trust Property shall vest  automatically in each Person who may hereafter become a Trustee. Upon the resignation,  removal or death of a Trustee, he or she shall automatically  cease to have any right,  title or  interest  in any of the Trust Property,  and the  right,  title  and  interest  of such  Trustee  in the Trust property shall vest  automatically in the remaining  Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7.         Service Contracts.

(a)        Subject to such  requirements  and restrictions as may be set forth under  federal  and/or  state  law  and  in  the  By-Laws,  including,   without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management  and/or  administrative  services for the Trust or for any Series (or Class  thereof)  with any Person and any such  contract  may contain  such other terms as the Trustees may determine,  including,  without limitation,  authority for the  Adviser(s) or  administrator  to delegate  certain or all of its duties under such contracts to other qualified  investment  advisers and administrators and to determine from time to time without prior  consultation with the Trustees what investments shall be purchased, held sold or exchanged and what portion, if any, of the assets of the Trust shall be held  uninvested and to make changes in the  Trust’s  investments,  or such  other  activities  as may  specifically  be delegated to such party.

(b)        The Trustees may also, at any time and from time to time,  contract with any Person, appointing such Person exclusive or nonexclusive distributor or Principal Underwriter  for the Shares of one or more of the Series (or  Classes)  or other securities to be issued by the Trust.

(c)        The   Trustees  are also  empowered,  at any time and from  time to time,  to  contract  with any  Person,  appointing  such  Person or Persons  the custodian,  transfer agent and/or  shareholder  servicing agent for the Trust or one or more of its Series.

(d)        The Trustees are further  empowered,  at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e)        The fact that:

(i)         any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person, or for any parent or affiliate of any Person with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii)        any Person with which an advisory, management, or administration  contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing  the same, or create any liability or accountability to the Trust or its shareholders.

Section 8.         Trustees and Officers as Shareholders.  Any Trustee, officer or agent of the Trust may acquire,  own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such  Person or any firm or  company  in which  such  Person is  interested, subject  only to the  general  limitations  contained  herein or in the  By-Laws relating to the sale and redemption of such Shares.

Section  9.        Compensation.  The  Trustees  in such  capacity  shall  be entitled to reasonable  compensation  from the Trust and they may fix the amount of such compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory,  management, legal, accounting,  investment banking or other services and payment for such services by the Trust.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1.         Voting Powers, Meetings, Notice, and Record  Dates.  The Shareholders  shall have power to vote only:  (i) for the election or removal of Trustees as provided in Article IV,  Section 1 hereof,  and (ii) with respect to such additional  matters  relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration statement of the Trust with the  Commission  (or any  successor  agency) or as the  Trustees  may consider necessary or desirable.  Shareholders shall be entitled to one vote for each dollar,  and a fractional vote for each fraction of a dollar,  of net asset value per  Share for each  Share  held,  as to any  matter on which the Share is entitled to vote.  Notwithstanding  any other  provision of this  Declaration of Trust, on any matters submitted to a vote of the Shareholders, all shares of the Trust  then  entitled  to vote  shall be voted in  aggregate,  except:  (i) when required by the 1940 Act, Shares shall be voted by individual Series;  (ii) when the matter  involves any action that the Trustees  have  determined  will affect only the interests of one or more Series,  then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have  determined will affect only the interests of one or more Classes,  then only the  Shareholders of such Class or Classes shall be entitled to vote  thereon.  There  shall  be no  cumulative  voting  in the  election  of Trustees.  Shares  may be voted in person  or by proxy.  A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic  or  telecommunications  device or in any other  manner.  Until Shares are issued,  the Trustees may exercise all rights of Shareholders and may take any action required by law, this  Declaration of Trust or the By-Laws to be taken by the  Shareholders.  Meetings  of the  Shareholders  shall be called and notice  thereof and record dates  therefor shall be given and set as provided in the By-Laws.

Section 2.         Quorum and  Required  Vote.  Except when a larger  quorum is required by  applicable  law, by the  By-Laws or by this  Declaration  of Trust, twenty-five  percent (25%) of the Shares issued and outstanding shall constitute a quorum at a  Shareholders’  meeting but any lesser  number shall be sufficient for adjourned sessions. When any one or more Series (or Classes) is to vote as a single Series (or Class)  separate from any other  Shares,  twenty-five  percent (25%) of the Shares of each such Series (or Class) issued and outstanding  shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this  Declaration of Trust or the By-Laws or by  applicable  law,  when a quorum is present at any meeting,  a majority of the Shares voted shall decide any questions and a plurality  of the Shares  voted shall elect a Trustee,  provided  that where any provision of law or of this  Declaration   of Trust  requires that the holders of any Series  shall vote as a Series (or that  holders of a Class  shall vote as a Class),  then a majority  of the Shares of that  Series (or Class)  voted on the matter (or a plurality  with respect to the election of a Trustee)  shall decide that matter insofar as that Series (or Class) is concerned.

Section  3.        Record  Dates.   For  the  purpose  of   determining   the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution,  the Trustees may from time to time fix a date,  which shall be before the date for the  payment of such  dividend or such other  payment,  as the record date for  determining  the  Shareholders  of such Series (or Class)  having the right to receive  such  dividend or  distribution. Without fixing a record date, the Trustees may for  distribution  purposes close the  register or transfer  books for one or more Series (or Classes) at any time prior  to the  payment  of a  distribution.  Nothing  in this  Section  shall be construed as  precluding  the Trustees from setting  different  record dates for different Series (or Classes).

Section 4.         Additional  Provisions.  The By-Laws  may  include  further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Section  1.        Determination of Net Asset Value, Net Income and Distributions.  Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws  or in a duly  adopted  vote of the  Trustees  such  bases  and time for determining  the per Share or net  asset  value of the  Shares of any  Series or Class or net income  attributable  to the Shares of any Series or Class,  or the declaration  and payment of  dividends  and  distributions  on the Shares of any Series or Class, as they may deem necessary or desirable.

Section 2.         Redemptions and Repurchases.

(a)        The  Trust  shall  purchase  such  Shares  as are  offered  by any Shareholder for  redemption,  upon the  presentation  of a proper  instrument of transfer  together with a request directed to the Trust, or a Person  designated by the Trust,  that the Trust  purchase such Shares or in  accordance  with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf),  in accordance with any applicable  provisions of the By-Laws, any registration  statement of the Trust and applicable law. Unless extraordinary  circumstances exist, payment for said Shares shall be made by the Trust to the  Shareholder  in  accordance  with the 1940 Act and any  rules  and regulations  thereunder  or  as  otherwise  required  by  the  Commission.   The obligation  set forth in this  Section  2(a) is subject to the  provision  that, during any emergency  which  makes  it  impracticable  for  the  Trust  to  dispose  of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such  Series,  such  obligation  may be suspended or postponed  by the  Trustees.  In the  case  of a  suspension  of  the  right  of redemption as provided herein, a Shareholder may either withdraw the request for redemption  or  receive  payment  based on the net asset  value  per share  next determined after the termination of such suspension.

(b)        The  redemption  price  may in any case or cases be paid  wholly or partly in kind if the Trustees  determine  that such payment is advisable in the interest of the remaining  Shareholders of the Series or Class thereof for which the  Shares  are being  redeemed.  Subject  to the  foregoing,  the fair  value, selection and quantity of  securities or other  property so paid or delivered as all or part of the redemption  price may be determined by or under  authority of the Trustees.  In no case shall the Trust be liable for any delay of any Adviser or other Person in transferring  securities selected for delivery as all or part of any payment-in-kind.

(c)        If the  Trustees  shall,  at any time and in good faith,  determine that direct or indirect  ownership of Shares of any Series or Class  thereof has or may become  concentrated in any Person to an extent that would disqualify any Series as a regulated  investment  company  under the  Internal  Revenue Code of 1986, as amended (or any successor  statute  thereof),  then the Trustees  shall have the power (but not the obligation) by such means as they deem equitable (i) to call for the redemption by any such Person of a number,  or principal amount, of Shares  sufficient  to maintain or bring the direct or indirect  ownership of Shares into conformity with the  requirements  for such  qualification,  (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose   acquisition   of  the   Shares  in   question   would   result  in  such disqualification, or (iii) to take such other actions as they deem necessary and appropriate  to  avoid  such  disqualification.  Any  such  redemption  shall be effected at the redemption price and in the manner provided in this Article VI.

(d)        The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees  deem  necessary to comply with the  provisions  of the Internal Revenue  Code of 1986,  as amended (or any  successor  statute  thereto),  or to comply with the requirements of any other taxing authority.

ARTICLE VII

Limitation of Liability; Indemnification

Section 1.         Trustees,  Shareholders, etc. Not Personally Liable; Notice. The  Trustees,  officers,  employees  and agents of the Trust,  in incurring any debts, liabilities or obligations,  or in limiting or omitting any other actions for or in  connection  with the  Trust,  are or shall be  deemed to be acting as Trustees,  officers,  employees  or  agents  of the  Trust  and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person or Persons in  connection  with the assets or the affairs of the Trust or of any Series,  and subject to Section 4 of this  Article  VII,  no  Trustee,  officer, employee  or agent of the  Trust  shall be  subject  to any  personal  liability whatsoever in tort,  contract,  or otherwise,  to any other Person or Persons in connection  with the assets or affairs of the Trust or of any Series,  save only that  arising  from  his  or her  own  willful  misfeasance,  bad  faith,  gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her functions. The Trust (or if the matter relates only to a particular Series, that Series) shall be solely liable for any and all debts, claims, demands, judgments,  decrees,  liabilities or obligations of any and every  kind,  against or with  respect to the Trust or such Series in tort,  contract or otherwise in connection with the assets or the affairs of the Trust or such Series, and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort  shall be had solely to the Trust  Property of the Trust (or if the matter relates only to a particular Series, that of such Series), for the payment or performance thereof.

The obligations of any instrument made or issued by the Trustees or by any officer of  officers  of the Trust are not  binding  upon any of them or the Shareholders  individually  but are binding only upon the assets and property of the  Trust,  or the  particular  Series  in  question,  as the case may be.  The omission of any statement to such effect from such instrument  shall not operate to bind any  Trustees  or Trustee or  officers  or  officer or  Shareholders  or Shareholder  individually,  or to  subject  the  assets  of  any  Series  to the obligations of any other Series.

Section 2.         Trustees’  Good Faith  Action;  Expert  Advice;  No Bond or Surety.  The exercise by the Trustees of their powers and discretions  hereunder shall be binding upon everyone interested.  Subject to Section 4 of this Article VII,  a Trustee  shall be liable  for his or her own  willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of the duties  involved in the conduct of the office of Trustee,  and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees  shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant,  Adviser, administrator, distributor  or Principal  Underwriter,  custodian or transfer  agent,  dividend disbursing agent,  shareholder servicing agent or accounting agent of the Trust, nor  shall any  Trustee  be  responsible  for the act or  omission  of any other  Trustee;  (ii) the  Trustees  may take advice of counsel or other  experts  with respect to the  meaning and  operation  of this  Declaration  of Trust and their duties as Trustees,  and shall be under no liability  for any act or omission in accordance  with such advice or for failing to follow such advice;  and (iii) in discharging  their  duties,  the Trustees,  when acting in good faith,  shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer  appointed by them, any  independent  public accountant,  and (with respect to the subject  matter of the contract  involved) any officer,  partner or responsible employee of a contracting party employed by the Trust. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 3.         Indemnification  of  Shareholders.  If any  Shareholder (or former  Shareholder)  of the Trust  shall be  charged  or held to be  personally liable for any obligation or liability of the Trust solely by reason of being or having  been a  Shareholder  and  not  because  of  such  Shareholder’s  acts or omissions or for some other reason, the Trust (upon proper and timely request by the  Shareholder)  may assume the  defense  against  such charge and satisfy any judgment thereon  or may  reimburse  the  Shareholders  for  expenses,  and the Shareholder or former  Shareholder (or the heirs,  executors,  administrators or other legal  representatives  thereof,  or in the case of a corporation or other entity,  its corporate or other general successor) shall be entitled (but solely out of the assets of the Series of which such Shareholder or former  Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 4.         Indemnification of Trustees,  Officers,  etc. Subject to the limitations,  if applicable,  hereinafter set forth in this Section 4, the Trust shall  indemnify  (from the assets of one or more Series to which the conduct in question  relates)  each  of  its  Trustees,   officers,  employees  and  agents (including  Persons who serve at the Trust’s  request as directors,  officers or trustees  of  another  organization  in which the Trust  has any  interest  as a shareholder,  creditor or otherwise  (hereinafter,  together  with such Person’s heirs, executors,  administrators or personal  representative,  referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties,  and expenses,  including  reasonable  accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or  other   proceeding,   whether  civil  or  criminal,   before  any  court  or administrative  or legislative  body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been  threatened,  while in office  or  thereafter,  by reason of being or having been such a Trustee or officer, director or trustee, except with respect  to any  matter as to which it has been  determined  that  such  Covered Person (i) did not act in good faith in the reasonable  belief that such Covered Person’s  action was in or not opposed to the best  interests  of the Trust;  or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was  unlawful  (the conduct  described in (i),  (ii) and (iii) being referred to hereafter as “Disabling Conduct”).  A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the  proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling  Conduct, (ii)  dismissal  of a court  action or an  administrative  proceeding  against a Covered Person for  insufficiency of evidence of Disabling  Conduct,  or (iii) a reasonable determination,  based upon a review of the facts, that the indemnitee was not liable by reason of  Disabling  Conduct by (a) a vote of a majority of a quorum of the  Trustees  who are  neither  “interested  persons” of the Trust as defined  in the 1940  Act nor  parties  to the  proceeding  (the  “Disinterested Trustees”), or (b) an independent legal counsel in a written opinion.  Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding  amounts paid in satisfaction of judgments, in compromise or as fines or penalties),  may be paid from time to time by one or more Series to which the  conduct in question  related in advance of the final disposition of any such action,  suit or proceeding;  provided that the Covered  Person shall have  undertaken  to repay the amounts so paid to such Series if it is ultimately  determined that  indemnification of such expenses is not  authorized  under this  Article VII and (i) the Covered  Person  shall have provided security for such undertaking,  (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the  Disinterested  Trustees,  or an  independent  legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry),  that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section  5.        Compromise  Payment.  As to any  matter  disposed  of by a compromise  payment by any such Covered Person  referred to in Section 4 of this Article VII, pursuant to a consent decree or otherwise,  no such indemnification either for said payment or for any other expenses shall be provided  unless such indemnification  shall  be  approved  (i)  by a  majority  of a  quorum  of  the Disinterested  Trustees  or (ii) by an  independent  legal  counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel  pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered  Person in  accordance  with either of such  clauses  as   indemnification  if  such  Covered  Person  is  subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best  interests  of the Trust or to have been  liable to the Trust or its Shareholders by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person’s office.

Section  6.        Indemnification   Not   Exclusive,   etc.  The  right  of indemnification provided by this Article VII shall not be exclusive of or affect any  other  rights  to which  any such  Covered  Person  or  shareholder  may be entitled.  As used in this Article VII, a “disinterested”  Person is one against whom none of the actions,  suits or other proceedings in question,  and no other  action,  suit or other  proceeding on the same or similar grounds is then or has been pending or threatened.  Nothing  contained in this Article VII shall affect any  rights to  indemnification  to which  personnel  of the  Trust,  other than Trustees  and  officers,  and other  Persons  may be  entitled  by  contract  or otherwise  under  law,  nor the  power of the  Trust to  purchase  and  maintain liability insurance on behalf of any such Person.

Section 7.         Liability of Third Persons Dealing with Trustees.  No person dealing  with the  Trustees  shall be bound to make any inquiry  concerning  the validity of any transaction   made or to be made by the Trustees or to see to the application  of any payments made or property  transferred  to the Trust or upon its order.

Section 8.        Insurance.  The Trustees shall be entitled and empowered to the fullest extent  permitted by law to purchase with Trust assets insurance for liability  and for all  expenses  reasonably  incurred or paid or expected to be paid by a Trustee,  officer,  employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

ARTICLE VIII

Miscellaneous

Section 1.         Termination of the Trust or Any Series or Class.

(a)        Unless  terminated  as provided  herein,  the Trust shall  continue without  limitation of time. The Trustees in their sole discretion may terminate the Trust.

(b)        Upon the requisite action by the Trustees to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges,  taxes,  expenses,  and  liabilities,  whether due or accrued or  anticipated,  of the Trust or of the particular  Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such  procedures as the Trustees may consider  appropriate  reduce the remaining assets of the Trust or of the affected Series or Class to distributable  form in cash or Shares (if any Series remain) or other  securities,  or any  combination thereof,  and  distribute  the  proceeds  to the  Shareholders  of the Series or Classes  involved,  ratably  according to the number of Shares of such Series or Class  held  by the  Shareholders  of  such  Series  or  Class  on the  date  of distribution.  Thereupon,  the  Trust or any  affected  Series  or  Class  shall terminate  and the Trustees and the Trust shall be  discharged  from any and all further  liabilities and duties relating thereto or arising  therefrom,  and the right,  title,  and  interest of all parties   with  respect to the Trust or such Series or Class shall be canceled and discharged.

(c)        Upon termination of the Trust,  following  completion of winding up of its business,  the Trustees shall cause a certificate of  cancellation of the Trust’s  Certificate  of Trust to be filed in accordance  with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 2.         Reorganization.

(a)        Notwithstanding  anything else herein,  the Trustees may,  without Shareholder  approval  unless such approval is required by  applicable  law, (i) cause the Trust to merge or consolidate  with or into or transfer its assets and any liabilities to one or more trusts (or series thereof to the extent permitted by law),  partnerships,  associations,  corporations or other business  entities (including trusts,  partnerships,  associations,  corporations or other business entities  created by the Trustees to accomplish such merger or  consolidation or transfer of assets and any liabilities) so long as the surviving or resulting entity is an investment  company as defined in the 1940 Act,  or is a series  thereof,  that will  succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth,  possession or colony of the United States,  unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into or transfer its assets and any  liabilities to any one or more other Series (or Classes) of the Trust,  one or more trusts (or series or classes  thereof to the extent permitted by law), partnerships,  associations,  corporations,  (iii) cause the  Shares to be  exchanged  under or  pursuant  to any state or  federal statute to the extent  permitted by law or (iv) cause the Trust to reorganize as a corporation,  limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)        Pursuant  to and in  accordance  with the  provisions  of  Section 3815(f) of the  Delaware  Act,  and  notwithstanding  anything  to the  contrary contained in this  Declaration of Trust, an agreement of merger or consolidation or exchange or transfer of assets and  liabilities  approved by the  Trustees in accordance  with this Section 2 may (i) effect any  amendment  to the  governing instrument  of  the  Trust  or  (ii)  effect  the  adoption  of a new  governing instrument of the Trust if the Trust is the surviving or resulting  trust in the merger or consolidation.

(c)        The Trustees may create one or more statutory trusts to which all or any part of the  assets,  liabilities,  profits,  or  losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial  interests in any such newly created trust or trusts or any series or classes thereof.

Section 3.         Amendments.  Except as specifically provided in this Section 3, the Trustees may,  without  Shareholder  vote,  restate,  amend, or otherwise supplement this Declaration of Trust.  Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V, Section 1 hereof,  (ii) any amendment to this Section 3 of Article  VIII;  (iii) any amendment that may require their vote under applicable law or by the Trust’s registration  statement,  as filed with the  Commission,  and (iv) any amendment   submitted  to them for their vote by the  Trustees.  Any  amendment  required or permitted to be submitted to the Shareholders  that, as the Trustees  determine, shall affect the  Shareholders  of one or more Series shall be  authorized  by a vote of the   Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required.  Notwithstanding  anything else herein, no amendment hereof shall limit the rights to insurance  provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to  indemnification referenced  in Article VIl hereof as provided in the By-Laws with respect to any actions or omissions of Persons  covered  thereby prior to such  amendment.  The Trustees may, without Shareholder vote, restate,  amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

Section 4.         Filing of Copies;  References;  Headings.  The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be  inspected  by any  Shareholder. Anyone  dealing  with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such  restatements  and/or  amendments  have been made and as to any matters in connection with the Trust hereunder; and, with the same  effect  as if it were the  original,  may rely on a copy  certified  by an officer of the Trust to be a copy of this instrument or of any such restatements and/or  amendments.  In this  instrument  and in any  such  restatements  and/or amendments, references to this instrument, and all expressions such as “herein,” “hereof,”  and  “hereunder,”  shall be  deemed  to refer to this  instrument  as amended or affected by any such  restatements  and/or  amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof  or  control  or  affect  the  meaning,  construction  or  effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine  genders shall include each other,  as  applicable.  This  instrument  may  be  executed   in any  number  of counterparts each of which shall be deemed an original.

Section 5.         Applicable Law.

(a)        The Trust is created under,  and this Declaration of Trust is to be governed by, and  construed   and enforced in  accordance  with,  the laws of the State of  Delaware.  The Trust shall be of the type  commonly  called a statutory trust,  and without  limiting  the  provisions  hereof,  the Trust  specifically reserves  the right to  exercise  any of the powers or  privileges  afforded  to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific  reference herein to any such power, privilege,  or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)        Notwithstanding the first sentence of Section 5(a) of this Article VIII,  there  shall  not be  applicable  to the  Trust,  the  Trustees,  or this Declaration  of Trust either the  provisions  of Section 3540 of Title 12 of the Delaware Code or any  provisions of the laws  (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate:  (i) the  filing  with any  court or  governmental  body or  agency of Trustee  accounts or schedules of trustee  fees and  charges;  (ii)  affirmative requirements  to post bonds for trustees,  officers,  agents,  or employees of a trust; (iii) the necessity for obtaining a court or other governmental  approval concerning  the  acquisition,  holding,  or  disposition  of  real  or  personal property;  (iv) fees or other sums applicable to trustees,  officers,  agents or employees of a trust;  (v) the allocation of receipts and expenditures to income or principal;  (vi)  restrictions  or  limitations  on the  permissible  nature, amount,  or concentration of trust  investments or requirements  relating to the titling,  storage,  or other  manner of  holding of trust  assets;  or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities  and powers of trustees that are  inconsistent  with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; or (viii)  activities  similar to those referenced in the foregoing items (i) through (vii).

Section 6.         Provisions in Conflict with Law or Regulations.

(a)        The provisions of this  Declaration of Trust are severable,  and if the  Trustees  shall  determine,  with  the  advice  of  counsel,  that any such provision is in conflict  with the 1940 Act, the  regulated  investment  company provisions  of the Internal  Revenue Code of 1986,  as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such  decision  shall  not  affect  any  of the  remaining  provisions  of  this Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

(b)        If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction,  such invalidity or unenforceability shall attach only to such provision in such  jurisdiction and shall, not in any manner affect such provision in any other  jurisdiction  or any other provision of this Declaration of Trust in any jurisdiction.

Section 7.         Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership,  limited partnership,  joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act.  Nothing in this  Declaration of Trust shall be construed to make the Shareholders,  either by themselves or with the Trustees, partners, or members of a joint stock association.

IN WITNESS  WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 17th day of March, 2004.

/s/ Charles A. Austin III	/s/ David M. Richardson
Charles A. Austin, III	David M. Richardson
Trustee and not individually	Trustee and not individually

/s/ K. Dun Gifford	/s/ Russell A. Salton, III
K. Dun Gifford	Russell A. Salton, III
Trustee and not individually	Trustee and not individually

/s/ Leroy Keith, Jr.	/s/ Michael S. Scofield
Leroy Keith, Jr.	Michael S. Scofield
Trustee and not individually	Trustee and not individually

/s/ Gerald M. McDonnell	/s/ Richard J. Shima
Gerald M. McDonnell	Richard J. Shima
Trustee and not individually	Trustee and not individually

/s/ William W. Pettit	/s/ Richard K. Wagoner
William W. Pettit	Richard K. Wagoner
Trustee and not individually	Trustee and not individually

THE PRINCIPAL PLACE OF BUSINESS
OF THE TRUST IS:

200 Berkeley Street
Boston, Massachusetts 02116